                               CONTENT AGREEMENT

         This Agreement, dated as of February 14, 2002 (the "Effective Date"), is made by and between Lycos, Inc., a Virginia corporation with a principal place of business at 400-2 Totten Pond Road, Waltham, MA 02451 ("Lycos"), and JAG Company Voice LLC, a Delaware limited liability company with a principal place of business located at 6865 S.W. 18th Street, Suite B13, Boca Raton, FL 33433 ("Company").

                                    Recitals


WHEREAS Lycos and its wholly owned subsidiaries are the owners or licensees of certain Web services (collectively, the "Lycos Services"), which are accessible through numerous URLs, including www.lycos.com (the "Lycos Site") (all sites owned or controlled by Lycos or its wholly owned subsidiaries during the Term geared towards users in the United States are collectively referred to as the "Lycos Network"); and

WHEREAS Company operates a service (the "Video Service") through which Company produces, edits and distributes for its clients (which are primarily publicly traded companies) videos about such companies and their products and services (each a "Video");

WHEREAS Company intends to market to its clients a package of four (4) videos for each client ("Video Package");

WHEREAS, all the Videos and Video Packages provided by Company to Lycos pursuant to this Agreement shall be referred to herein as the "Content"; and

WHEREAS Lycos and Company want to offer the Lycos Network users the opportunity to view the Content.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lycos and Company hereby agree as follows:


                                      Terms

1. Content.

         1.1 Provision of Content. At least two weeks prior to the Launch Date (as defined in Section 1.3), Company shall make accessible to Lycos through a unique script link all the Videos produced by Company prior to the Launch Date. In the event that Company produces additional Videos after the Launch Date, Company shall promptly make accessible to Lycos such additional Videos via the method described above. Company shall provide Lycos with a contact at Company who shall be available twenty-four hours a day, seven days a week, to assist Lycos with issues relating to the Content. Company agrees that the Content, viewed as a whole, shall be competitive with substantially similar Content then being offered by third parties. Company agrees that it provides to users the Content in its own name and on its own behalf and that Company assumes any and all liabilities that may arise from the Content. Without Lycos' prior approval, Company shall not (i) sell or place advertisements or sponsorships in the Content for any entity or person; (ii) sell any merchandise or other items through the Content; or (iii) promote or conduct a contest, game or sweepstakes through the Content.

         1.2 Availability of Content on the Lycos Network. As further described herein, Lycos shall be responsible for making the Content available on the Lycos Network through its media player product (the "Media Player"). Lycos shall place graphic links to the Content on the message boards located on ragingbull.lycos.com ("Raging Bull") which is part of finance.lycos.com ("Lycos Finance") for companies regarding which Company has provided Lycos with a Video. The size and placement of such links shall be at Lycos' sole discretion and initially shall be as shown in Exhibit 1.2. In addition, in Lycos' sole discretion, Lycos shall promote and may place additional links to the Content throughout Lycos Finance. In Lycos' sole discretion, Lycos may use portions of the Content to create "teasers" to promote the Content or to be displayed throughout the Lycos Network (to the extent Company's clients permit such use of their Videos). Lycos shall retain all revenue generated by pages on the Lycos Network on which teasers are displayed.

         1.3 Launch Date. For purposes of this Agreement, the "Launch Date" shall refer to the date on which Lycos begins to display the Content on the Lycos Network (as defined in Section 2 below). The Launch Date shall be determined by Lycos in its sole discretion.


2. Revenue and Fees.


         2.1 Advertising. Lycos shall have the exclusive right to sell advertising on the Media Player and Lycos shall have the right to retain all revenue generated therefrom.

         2.2 Placement Fee. For each Video Package provided by Company to Lycos, Company shall pay Lycos the greater of (a) $3,000.00 or (b) ten percent (10%) of the revenue received by Company for creating such Video Package. For each Video Package, Company shall pay such fee to Lycos at such time as Company provides the first Video in such Video Package to Lycos.

3. Lycos Video. At no additional cost to Lycos, Company shall create a Video for Lycos. The parties shall mutually agree on the production schedule for such Lycos Video.

4. Exclusivity. During the Term of this Agreement, Company shall not provide any of the Content in any form or manner nor grant any license to the Content to America Online, Inc., Yahoo! Inc., or Microsoft Corporation.

5. Licenses. Company hereby grants to Lycos a non-exclusive, non-transferable (except as provided herein), royalty-free, worldwide license to use, publicly display, publicly perform, transmit, distribute and reproduce the Content on the Lycos Network and on Other Technology (to the extent Company's clients permit such use of their Viedos) during the Term (as defined in Section 10 below) solely for the purposes described herein so that Lycos may exercise its rights and perform its obligations hereunder. With respect to any music contained in the Content, prior to such use, Company shall secure, at its sole cost and expense, and pay for, all performing, duplication and/or recording rights licenses, if any, necessary for the use of such music in the method and manner herein contemplated, and shall deliver to Lycos copies of all such licenses along with accurate music cue sheets for all such music. Subject to the terms and conditions of this Agreement, including Section 8.2 requiring prior written approval for any use, Lycos hereby grants Company the right to reproduce and display the Lycos logo, the Lycos Finance logo and the Raging Bull logo solely for the purposes described herein and in accordance with Lycos' established trademark usage policies and procedures. In addition, subject to the terms and conditions of this Agreement, Company hereby grants Lycos, the right to reproduce and display its logos, trademarks, trade names and other similar identifying material solely for the purposes described herein and in accordance with its established trademark usage policies and procedures. In connection with the licenses granted hereunder, each party shall have the unilateral right to establish such quality standards and additional terms and conditions concerning the use of its trademarks as such party deems necessary to reasonably protect its trademarks. Such licenses shall terminate automatically upon the effective date of expiration or termination of this Agreement. For purposes of this Agreement, "Other Technology" shall mean technology used in connection with the provision of content to third parties by any technological means, whether currently existing or developed in the future, including but not limited to internet protocol and wireless application protocol, and to any electronic device capable of receiving such information such as computers, cellular phones, beepers, hand-held devices and web television, and on any subdirectories or subdomains of such sites.


6. Representations and Warranties.


         6.1 Corporate Power. Each party represents and warrants that such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

         6.2 Due Authorization. Each party represents and warrants that such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

         6.3 Binding Agreement. Each party represents and warrants that (i) this Agreement is a legal and valid obligation binding upon it and enforceable with its terms, and (ii) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

         6.4 Intellectual Property Rights. Company represents and warrants that
(i) it has the full and exclusive right to grant Lycos the licenses granted herein and to grant or otherwise permit Lycos to use Company's intellectual property, including, without limitation, its trademarks, service marks and logos, as necessary for Lycos to perform its obligations and exercise its rights under this Agreement, and Company is aware of no claims by any third parties adverse to any of such intellectual property rights; (ii) the Content does not, and will not, violate or infringe upon the patent, copyright, literary, privacy, publicity, trademark, service mark or any other personal or property right of any person, nor will same violate any legal rights of any person or entity; and
(iii) it has obtained, and paid for if necessary, all licenses, consents and approvals relating to all Content provided by a third party that are necessary for Lycos to perform its obligations and exercise its rights under this Agreement, and that it is responsible for obtaining, and paying, if necessary, for any such licenses, consents and approvals during the Term. Each party will, at its own expense, obtain and maintain any and all governmental authorizations, licenses, registrations and filings that may be required under any applicable laws to execute or perform this Agreement.


         The representations and warranties and covenants in this Section 6 are continuous in nature and shall be deemed to have been given by each party at execution of this Agreement and at each stage of performance hereunder.

         6.5 DISCLAIMER. EXCEPT FOR THE FOREGOING REPRESENTATIONS AND WARRANTIES, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, NON-INFRINGEMENT, TITLE OR OTHERWISE WHICH WOULD EXTEND BEYOND THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN. LYCOS WILL BE FREE FROM ANY LIABILITY FOR DAMAGES AND LOSSES OF ANY NATURE ARISING FROM OR RELATED TO THE LACK OF AVAILABILITY OR CONTINUITY OF THE LINKS TO THE CONTENT.

7. Indemnification; Insurance.

         7.1 Indemnification. Each party agrees to indemnify and hold harmless the other party and the other party's officers, directors, shareholders, employees, accountants, attorneys, agents, affiliates, subsidiaries, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to any breach of any warranty, representation, covenant or agreement made by the indemnifying party in this Agreement. In addition, Company will defend, indemnify and hold harmless Lycos and its officers, directors, shareholders, employees, accountants, attorneys, agents, affiliates, subsidiaries, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to (i) the development, operation or maintenance of the Video Service and the Content; and
(ii) the use or misuse of, or reliance on, the Content by any user. The foregoing indemnity is conditioned upon (i) prompt written notice by the indemnified party to the indemnifying party of any claim, action or demand for which indemnity is claimed; (ii) the opportunity for complete control of the defense and settlement thereof by the indemnifying party; and (iii) such reasonable cooperation by the indemnified party in the defense as the indemnifying party may request.

         7.2 Settlement. Neither party shall, without the prior written consent of the other party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim unless the settlement, compromise or consent provides for and includes an express, unconditional release of all claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, against the indemnified party.

         7.3 Insurance. For the length of the Term, Company shall cause Lycos to be included as an "additional insured" on all of Company's relevant insurance policies that provide coverage of any kind relating to or regarding the services or content provided by or the goods and products sold by Company in accordance with the terms of this Agreement. A copy of said policy and endorsement shall be provided to Lycos on the Effective Date.


8. Press Releases and Offline Promotion.

         8.1 Press Releases. No public statements concerning the existence or terms of this Agreement will be made or released to any medium except with the prior approval of both parties (which approval shall not be unreasonably withheld or delayed) or as required by law.

         8.2 Offline Promotion. In all of Company's promotion for the Video Service (collectively, the "Advertising Materials") and subject to Lycos' prior written approval, Company shall include a reference to the Lycos Site, Lycos Finance and/or Raging Bull (the "Reference"). All References shall be at least the same size and prominence of any similar statements or promotions for other third parties mentioned or promoted in such Advertising Materials, and shall be subject to Lycos prior approval. If Lycos objects to any Advertising Material including the Reference, even if Lycos had the prior opportunity to review such Advertising Material, Company shall use best efforts to remove the Reference from such Advertising Material or modify the placement of the Reference to Lycos' satisfaction.

9. Confidentiality. During the Term of this Agreement and thereafter, each party will use and reproduce the other party's Confidential Information only for purposes of this Agreement and only to the extent necessary for such purpose and will restrict disclosure of the other party's Confidential Information to its employees, consultants or independent contractors with a need to know and will not disclose the other party's Confidential Information to any third party without the prior written approval of the other party. Notwithstanding the foregoing, it will not be a breach of this Agreement for either party to disclose Confidential Information of the other party if required to do so under law or in a judicial or other governmental investigation or proceeding, provided the other party has been given prior notice and the disclosing party has sought all available safeguards against widespread dissemination prior to such disclosure. As used in this Agreement, the term "Confidential Information" refers to: (i) the terms and conditions of this Agreement; (ii) each party's trade secrets, business plans, strategies, methods and/or practices; and (iii) any other information relating to either party or its business that is not generally known to the public, including but not limited to information about either party's personnel, products, customers, marketing strategies, services or future business plans. Notwithstanding the foregoing, Confidential Information specifically excludes (A) information that is now in the public domain or subsequently enters the public domain by publication or otherwise through no action or fault of the other party; (B) information that is known to either party without restriction, prior to receipt from the other party under this Agreement, from its own independent sources as evidenced by such party's written records, and which was not acquired, directly or indirectly, from the other party; (C) information that either party receives from any third party reasonably known by such receiving party to have a legal right to transmit such information, and not under any obligation to keep such information confidential; and (D) information independently developed by either party's employees or agents provided that either party can show that those same employees or agents had no access to the Confidential Information received hereunder.

10. User Information. Any and all information to be provided by or gathered from users of the Lycos Network shall be owned solely by Lycos. It is expressly understood that to the extent that Lycos provides Company with access to its user information database(s), all such access shall be solely so that Company may perform its obligations under this Agreement and for no other purpose, and all such access shall require Lycos' express approval.


11. Term. The term ("Term") of this Agreement shall commence on the Effective Date and continue for two (2) years from the Launch Date unless terminated earlier as provided below.

12. Termination. Either party may terminate this Agreement (a) if the other party files a petition for bankruptcy, becomes insolvent, or makes an assignment for the benefit of its creditors, or a receiver is appointed for the other party or its business; (b) upon the occurrence of a material breach of a material provision by the other party if such breach is not cured within thirty (30) days after written notice is received by the breaching party identifying the matter constituting the material breach; or (c) by mutual consent of the parties. Lycos may terminate this Agreement for any or no reason on thirty (30) days written notice, and Company may terminate this Agreement for any or no reason on sixty
(60) days written notice. In the event that this Agreement is terminated pursuant to the prior sentence, Company shall immediately pay to Lycos any placement fees due and payable pursuant to Section 2.2 hereof which are unpaid as of the effective date of such termination. Lycos may terminate this Agreement or suspend its performance under this Agreement, which termination or suspension shall take immediate effect, if the Content violates or fails to comply with any applicable law or regulation, or violates the rights of any third party. In addition, if Company fails to pay to Lycos any amount due Lycos under this Agreement when such amount is due, Lycos may terminate this Agreement immediately upon the sending of written notice in accordance with Section 18.

13. Relationship of Parties. Company and Lycos are independent contractors under this Agreement, and nothing herein will be construed to create a partnership, joint venture or agency relationship between them. Neither party has authority to enter into agreements of any kind on behalf of the other.

14. Choice of Law and Forum. This Agreement, its interpretation, performance or any breach thereof, will be construed in accordance with, governed by, and all questions with respect thereto will be determined by, the laws of the Commonwealth of Massachusetts applicable to contracts entered into and wholly to be performed within said state. Each party hereby consents to the personal jurisdiction of the Commonwealth of Massachusetts, acknowledges that venue is proper in any state or Federal court in the Commonwealth of

Massachusetts, agrees that any action arising out of or related to this Agreement must be brought exclusively in a state or Federal court in the Commonwealth of Massachusetts, and waives any objection it has or may have in the future with respect to any of the foregoing.

15. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements between the parties concerning the subject matter, and cannot be amended except by a writing signed by authorized representatives of both parties. No party hereto has relied on any statement, representation or promise of any other party or with any other officer, agent, employee or attorney for the other party in executing this Agreement except as expressly stated herein.

16. Counterparts and Facsimile Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be considered original signatures.

17. Limitations of Liability. EXCEPT FOR BREACHES OF SECTION 9 OR 20 HEREOF, OR AMOUNTS PAYABLE PURSUANT TO SECTION 7 HEREOF, TO THE EXTENT PERMITTED BY APPLICABLE LAW, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM PERFORMANCE UNDER OR FAILURE OF PERFORMANCE OF ANY PROVISION OF THIS AGREEMENT (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. EXCEPT FOR BREACHES OF SECTION 9 OR 20 HEREOF OR AMOUNTS PAYABLE PURSUANT TO SECTION 7 HEREOF, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR DAMAGES IN EXCESS OF THE VALUE RECEIVED OR TO BE RECEIVED BY SUCH PARTY UNDER THIS AGREEMENT.

18. Notices. All notice required to be given under this Agreement must be given in writing and delivered either in hand, by certified mail, return receipt requested, postage prepaid, or by Federal Express or other recognized overnight delivery service, all delivery charges pre-paid, and addressed:


If to Lycos:   Lycos, Inc.
               400-2 Totten Pond Road
               Waltham, MA 02451
               Attention: General Counsel
               Fax No.: (781) 370-3433


If to Company: JAG Company Voice LLC
               6865 S.W. 18th Street, Suite B13
               Boca Raton, FL 33433
               Attention: Executive Vice President
               Fax No.: (561) 393-6018

All notices hereunder shall be deemed to be given or made when received (or upon refusal of delivery).

19. Survival. All terms of this Agreement, which by their nature extend beyond its termination, remain in effect until fulfilled and apply to respective successors and assigns.

20. Non-Solicitation and Other Restrictions. During the Term, and for a period of twelve (12) months thereafter, Company shall not, directly or indirectly, hire, solicit, seek to employ, engage, or retain as an officer, employee, consultant, or otherwise, any Lycos officer, employee or consultant of Lycos (a "Lycos Employee") or any such person who in the preceding twelve (12) months had been a Lycos Employee.

21. Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

22. Assignment, Binding Effect. Neither Lycos nor Company may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other. Notwithstanding the foregoing, Lycos may assign this Agreement to any successor of Lycos or any parent, affiliate, subsidiary, or other entity which is controlled by, controls or is under common control with Lycos, and Company may assign this Agreement to any successor of Company or any parent, affiliate, subsidiary, or other entity which is controlled by, controls or is under common control with Company as long as such entity is not a competitor of Lycos or any entity affiliated with Lycos.

Executed as an instrument under seal as of the date first written above:

JAG COMPANY VOICE LLC

By:       /S/ Stephen J. Schoepfer
          -----------------------------------------

Name:     Stephen J. Schoepfer

Title:    President & Chief Operating Officer


LYCOS, INC.

By:       /S/ Brian D. Lucy
          -----------------------------------------
Name:     Brian D. Lucy

Title:    CFO

                                  EXHIBIT 1.2

[Exhibit 1.2 of executed copy contains two (2) screen shots of initial Company Voice placement on Lycos Finance]